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                                                                    EXHIBIT 23.3



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of FMC Corporation and in the related Prospectuses of our report dated January 15, 1997 with respect to the financial statements of United Defense, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 1996:

     Form S-3 Registration Statement (Registration No. 33-62415)

     Form S-3 Registration Statement (Registration No. 33-45648)

     Form S-8 Registration Statement (Registration No. 33-10661)

     Form S-8 Registration Statement (Registration No. 33-7749)

     Form S-8 Registration Statement (Registration No. 333-18383)


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------
                                            ERNST & YOUNG LLP

Washington, D.C.
March 20, 1997